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                                                                  EXHIBIT 10 (m)

                             EMPLOYMENT AGREEMENT
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         AGREEMENT made this day of July 31, 1998, by and between ADVO, Inc., a
Delaware corporation (the "Company"), and Gary Mulloy (the "Employee").



                                    RECITAL
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         The Company desires to employ the Employee to perform as Chief
Executive Officer of the Company and to obtain the benefit of the Employee's knowledge, experience, and abilities, and the Employee is willing to serve as such officer of and be employed by the Company.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.       Position and Responsibilities.
                  -----------------------------

                  1.1 During the Employment Period (as hereinafter defined), the Company shall employ the Employee and the Employee shall serve the Company as Chief Executive Officer. All of the Company's operating and administrative functions will report into the Employee in that capacity. The Employee shall devote his full business time and best efforts to the business and affairs of the Company and the promotion of its interests, and perform all duties and services on behalf of the Company necessary to carry out the function of such office as determined from time to time by the Board of Directors of the Company. During the Employment Period, and without additional compensation, the Employee shall serve in such other office or offices (including as a director) of the Company and its subsidiaries to which he may be elected or appointed from time to time. The Employee shall continue as a director of the Company throughout the Employment Period.

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         2.       Employment Period.
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                  2.1  The Employment Period shall be the period commencing on
January 1, 1999 and continuing until December 31, 2004.

                  2.2 Notwithstanding the provisions of Section 2.1 hereof, the Company shall have the right in its sole discretion, on written notice to the Employee, to terminate the Employee's employment with or without Cause (as hereinafter defined), such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice. In the event of the death of the Employee prior to any other termination of his employment hereunder or the Employment Period (i) his employment hereunder and the Employment Period shall terminate on the date of his death (ii) except as expressly provided in Section 5.1 hereof and the Employee's Executive Severance Agreement dated November 4, 1996 (hereinafter "Severance Agreement"), the Company shall not have any obligation to pay any salary or provide any benefits under this Agreement to the heirs, estate, executors, administrators, or legal representative of the Employee in respect of any period after the death of the Employee.

         3.       Compensation.
                  ------------

                  3.1 Upon the start of the Employment Period, the Corporation shall pay to the Employee for the services to be rendered by the Employee hereunder a base salary at the rate of Five Hundred Thousand ($500,000) Dollars per annum, payable in equal installments no less frequently than every two weeks. Such salary will be reviewed at least annually after the end of the fiscal year, starting with after the end of FY99, and may be increased, but not decreased, by the Board of Directors of the Company (or the Compensation Committee thereof as appropriate) in its sole discretion, to be effective in the first pay period of the ensuing January, starting with January 2000. In addition, the Employee shall be entitled to participate during the Employment

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Period in the Corporate Management Incentive Plan (the "Bonus Plan") which the
Company has adopted. The Employee's target bonus under that or any successor plan shall be 75% of his base salary (the "Target Bonus").

         3.2 The Employee shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, stock purchase, or any other employee benefit plan of the Company which may be in effect at any time during the course of his employment by the Company and which shall be generally available to senior executives of the Company.

         3.3 The Company shall reimburse the Employee for all reasonable and necessary business expenses incurred by him in the course of performing his duties and services described in Section 1 hereof against the presentation by the Employee of appropriate vouchers thereof or other evidence as may be reasonably requested by the Company. The Employee shall be entitled to four weeks vacation a year, or more if corporate policy permits.

         3.4 As long as the Employee's physical presence in the Hartford area is required, the Employee shall receive a housing allowance of $2,000 per month during the Employment Period, to be paid on a pro rata basis twice monthly.

         4.       Other Activities During and After the Employment Period.
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                  4.1 During the Employment Period the Employee shall not
undertake, continue, or otherwise engage in any employment, occupation, or business enterprise other than as provided in Section 1 of this Agreement except that subject to compliance with the provisions of this Agreement, the Employee may engage in reasonable activities with respect to personal investments of the Employee and may serve on the Boards of Directors of a maximum of two outside companies. The maximum may be changed only with the approval of the Board.

                  4.2 The Employee shall not at any time during or after the Employment Period (regardless of the reason for the termination thereof), directly or indirectly divulge, furnish, use,

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publish, or make accessible to any person or entity any Confidential Information
(as hereinafter defined) except as properly required in the conduct of the Company's business. Any records of Confidential Information prepared by the Employee or which come into the Employee's possession are and remain the property of the Company, and upon termination shall be either left with or returned to the Company. The term "Confidential Information" shall mean information disclosed to the Employee or known, learned, created, or observed by him as a consequence of or through his employment by the Company or any subsidiary of the Company which is confidential, secret, or otherwise not generally known in the relevant trade or industry, and pertains directly or indirectly to the business activities, products, services, or processes of the Company, any subsidiary of the Company or any of their clients, customers or suppliers, including but not limited to information concerning mailing lists, advertising, sales promotion, publicity, sales data, research, copy, other printed matter, tear sheets, artwork, photographs, films, reproductions, layout, finances, accounting, methods, processes, trade secrets, business plans, client lists and records, potential client lists, and client billing.

                  4.3 During the Employment Period, and the period of one year thereafter, the Employee shall not directly or indirectly engage in any business (whether as a consultant, officer, director, owner, employee, agent, partner, or other participant) with or for, be financially interested (whether as a lender, guarantor, or other participant), represent or otherwise render assistance to any person or entity who or which competes or intends to compete, or who or which is affiliated (by reason of common control, ownership, or otherwise) with any other person or entity who or which competes or intends to compete, directly or indirectly with the business then conducted by the Company; provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company

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registered under Section 12(g) of the Securities Exchange Act of 1934 or subject to the obligations of Section 15(d) of that Act, so long as such investment holdings do not, in the aggregate, constitute more than 1% of the voting stock of any company's securities.

                  4.4 The Employee will not, during the Employment Period and one year thereafter, hire or offer to hire or entice away or in any other manner persuade or attempt to persuade, either in the Employee's individual capacity or as agent for another, any officers, employees, or agents of the Company or any subsidiary to discontinue their relationship with the Company of any subsidiary, nor divert or attempt to divert from the company or any subsidiary any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any subsidiary.

                  4.5 The Employee acknowledges that he has been employed for his special talents and that his leaving the employ of the Company would seriously hamper the business of the Company. The Employee agrees that the Company shall be entitled to injunctive relief, in addition to all remedies permitted by law, to enforce the provisions of this Section 4. The Employee further acknowledges that his training, experience, and technical skills are of such breadth that they can be employed to advantage in other areas which are not competitive with the present business or the Company and consequently the foregoing obligation will not unreasonably impair his ability to engage in business activity after the termination of his present employment.

                  4.6 As used in Section 4, the Period "one year after the Employment Period" (or words to that effect) shall commence when Employee goes off the Company's payroll, for whatever reason.

         5.       Severance Pay.
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                  5.1 In the event that (a) the Company terminates the
Employment Period for any reason other than for Cause (as hereinafter defined), or (b) the Employee terminates his employment as a result of any of the following reasons (a "Section 5.1 Termination"): (i) the Company assigned to the Employee duties inconsistent with this present position that materially diminish the scope of Employee's duties or change his reporting relationship; (ii) the Company reduces the Employee's bonus by a proportion greater than the average proportionate reduction in bonus awarded to the Company's other executive officers other than by operation of the Bonus Plan; or (iii) the Company breaches any of its material obligations under this Agreement, then for two years after the termination date, the Company shall continue to pay an amount of severance (the "Severance Compensation") to the Employee at the rate and in the manner provided in Section 3.1 hereof, including an amount equal to the Target Bonus, and shall continue to allow the Employee to participate in the insurance, medical and disability plans (to the extent permitted by such plans) in which the Employee shall have been participating at the date of termination. The auto and housing allowances shall cease upon the date of termination. As long as the Severance Compensation is being paid, the Employee's granted, but unvested stock rights, shall continue to vest on their regularly scheduled dates. The obligation of the Company to pay Severance Compensation and allow such participation in such plans shall be the only obligations of the Company to the Employee in the event of a termination pursuant to clauses (a) or (b) above. Notwithstanding the foregoing, the Company shall not in any case have any obligation to pay such Severance Compensation or allow such participation in the event of any material breach by the Employee of his obligations under this Agreement or in the event the Employee is eligible to receive compensation pursuant to Section 6 hereof. The Company shall not be relieved of its obligation to pay Severance Compensation pursuant to this Section 5.1 by the reason of the death of the Employee during the period in which Severance Compensation is being paid.

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         5.2 For purposes of this Agreement, the term "Cause" shall mean: (i)
failure by the Employee to comply with any of the material terms of this Agreement; (ii) willful engagement by the Employee in his capacity as an executive officer of the Company or any subsidiary, in gross misconduct injurious to the Company or any subsidiary; (iii) neglect or refusal by the Employee to attend to the material duties assigned to him by the Board of Directors of the Company, (iv) intentional misappropriation of property of the Company or any subsidiary to the Employee's own use; (v) the commission by the Employee of an act of fraud or embezzlement; (vi) conviction of the Employee for a crime (excluding minor traffic offenses); or (vii) the failure of the Employee because of illness or other incapacity to render any services or perform any duties required pursuant to Section 1 hereof for any period of ninety (90) consecutive days during the Employment Period or for shorter periods aggregating more than six (6) months during the Employment Period provided, however, if the Employee should leave the Company under the circumstances described in (vii), he will be entitled to such benefits as provided in the then-current long- and short-term disability plans.

         6.       Change of Control.
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                  6.1 The terms of the Severance Agreement shall govern the
Company's treatment of the Employee if there should be a Change of Control (as defined therein).

         7.       Restricted Shares and Stock Options.
                  -----------------------------------

                  7.1 As of June 23, 1998, Employee has been granted options for 100,000 shares of the Company's stock, from the Company's 1988 Stock Option Plan (the "Plan"). The strike price for these options will be the closing price of the Company's stock on the New York Stock Exchange on June 23, 1998. These options will be subject to the terms of the Plan and shall vest as follows: One fourth on January 1, 2000; one fourth on January 1, 2001; one fourth on January 1, 2002; and one fourth on January 1, 2003.

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                  7.2 Upon shareholder approval of an appropriate plan, which approval is contemplated being sought at the Company's January 1999 Annual Meeting of Shareholders, Employee will be granted 25,000 shares of performance restricted stock of the Company. Such stock shall vest, subject to its performance requirements, one-third annually each on January 1, 2000, 2001, and 2002. If, for any reason, such a performance restricted stock plan is not established, the Employee will be given an equivalent value amount of stock rights in some other form, subject to similar vesting requirements. In the event of Change of Control of the Company, the Employee shall immediately become fully vested in his Restricted Shares and Stock Options pursuant to the term of those plans.

         8.       Other Consideration.  Employee shall receive a car allowance
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of $600 per month.

         9.       Assignments.  This Agreement shall inure to the benefit of and
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 be binding upon the Company, its successors and assigns, and upon the Employee and his heirs, estate, executors, administrators, and legal representatives. No rights or obligations under this Agreement shall be assignable by the Employee, except those which survive his death or disability which may be assigned upon that occurrence.

         10.      No Third Party Beneficiaries. This Agreement does not create,
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and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except with respect to salary or other payments or benefits required to be paid after the death of the Employee pursuant to Section
5.1 and the Severance Agreement.

         11.      Headings. The headings of the sections hereof are inserted for
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convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         12.      Interpretation. In case any one or more of the provisions
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contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this

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Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         13. Notices. All notices under this Agreement shall be in writing and
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shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice.
         To the Company:            ADVO, Inc.
                                    One Univac Lane
                                    Windsor, CT 06095
                                    Attention: General Counsel

         To the Employee:           Mr. Gary Mulloy
                                    One Univac Lane
                                    Windsor, CT 06095

provided, however, that any notice of change of address shall be effective only upon receipt.

         14. Waivers.  If either party should waive any breach of any provision
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of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         15. Complete Agreement; Amendments; Counterparts. The foregoing is the
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entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled, or discharged except by written instrument executed by both parties hereto. This Agreement specifically supersedes and replaces the agreement between the parties dated November 4, 1996, except that Agreement shall remain in full force and effect until the commencement of the Employment Period. This agreement may be executed in counterparts,

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each of which shall be an original copy and which together shall constitute one and the same instrument.

         16. Governing Law. This Agreement is to be governed by and construed in
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accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   ADVO, INC.


                                   By: ROBERT KAMERSCHEN /s/
                                       ------------------------
                                       Robert Kamerschen


                                       GARY MULLOY /s/
                                       ------------------------
                                       Gary Mulloy

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